Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Agreement”) is made and entered into this         day of February, 2004 between EPICOR SOFTWARE CORPORATION, a Delaware corporation (“Sublandlord”) and PIXELWORKS, INC., an Oregon corporation (“Subtenant”).

WHEREAS, by Lease Agreement dated October 6, 1995, COPPER MOUNTAIN TRUST CORPORATION AS TRUSTEE FOR QUEST GROUP TRUST VI (“Landlord”) leased to Sublandlord, on a full service basis, office space (the “Premises”) consisting of a portion of the building commonly known as Lakeside Center located at 8100 SW Nyberg Road, Tualatin, Oregon 97062 (the “Building”), as amended by that certain Addendum to the Lease dated October 1, 1995, that certain Addendum A dated March 15, 1999, that certain Second Amendment dated December 13, 2000, and that certain Third Amendment dated February 2, 2001, and that certain Third [sic Fourth] Amendment dated August 20, 2001 (collectively, the “Master Lease”, attached hereto and made a part hereof as Exhibit A).   The Master Lease expires on February 28, 2006.   Unless otherwise indicated herein, the terms defined in the Lease Agreement shall have the same meanings when used herein; and

WHEREAS, Sublandlord and Subtenant did enter into a certain sublease agreement dated September 7th, 2001 (the “Subease Agreement”) under the terms of which Subtenant is currently leasing from Sublandlord approximately 14,679 rentable square feet consisting of the entire third floor of the Building (the “Original Premises”). Unless otherwise indicated herein, the terms defined in the Sublease Agreement shall have the same meanings when used herein; and

WHEREAS, Subtenant, pursuant to Section 9 of the Sublease Agreement, has exercised its option to expand the Original Premises (“Option to Expand”) to include Sublandlord’s premises on the second floor of the Building (Suite 203) consisting of 2,870 rentable square feet (the “Second Floor Expansion Premises”) and Sublandlord’s premises on the fourth floor of the Building (Suite 400) consisting of 14,679 square feet (the “Fourth Floor Expansion Premises”; collectively, the “Expansion Premises”);

NOW, THEREFORE, in consideration of the Expansion Premises and mutual covenants and conditions contained herein, it is hereby agreed that the Sublease Agreement shall be, and is hereby amended as follows:

1.                                       Expansion Premises.  Subject to the terms and conditions of this First Amendment and the Sublease Agreement, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord a portion of the Premises consisting of a portion of the second floor and the entire fourth floor of the Building as more particularly shown in Exhibit A attached hereto and made a part hereof (the “Expansion Premises”).   The size of the Sublease Premises shall be amended to 32,228 rentable square feet.

2.                                       Expansion Premises Term and Commencement.  The term of for the Expansion Premises shall be approximately twenty-two (22) months in length with a commencement date of May 5, 2004 (“Expansion Effective Date”) and a fixed expiration date of February 28, 2006.

3.                                       Delivery and Possession.

(a)          Fourth Floor Expansion Premises.  Sublandlord shall deliver the Fourth Floor Expansion Premises to Subtenant on the Expansion Effective Date.  Further, Subtenant shall not be allowed any early access to the Fourth Floor Expansion

Premises (in contrast to the Original Premises as described in paragraph 2 of the Sublease Agreement), provided however, that Sublandlord, upon reasonable advance notice from Subtenant to Sublandlord, agrees to make the Fourth Floor Expansion Premises reasonably accessible to Subtenant and Subtenant’s employees and agents so that Subtenant may make arrangements for it use of the Fourth Floor Expansion Premises.

(b)         Second Floor Expansion Premises.   Sublandlord shall deliver the Second Floor Expansion Premises to Subtenant on the later of the date of full execution of this Agreement and the date written approval of this Agreement is received from Landlord.    Regardless of the actual date of Subtenant’s occupancy of the Second Floor Expansion Premises, Subtenant shall not be required to pay rent on any of the Expansion Premises prior to May 5, 2004.

4.                                       Base Rent.   The Base Rent schedule contained in paragraph 5 of the Sublease Agreement shall be amended as follows:

Months	Annual Base Rent/SF	Base Rent/Month

May 5, 2004 – December 31, 2004:	$23.20	$62,307.00

January 1, 2005 – February 28, 2006:	$24.00	$64,456.00

5.                                       Operating Expenses and Taxes.   Paragraph 6 of the Sublease Agreement shall be amended to state that Subtenant’s “proportionate share” of Operating Expenses is 58.16%.

6.                                       Leasehold Improvements.   Sublandlord shall not be required to provide a tenant improvement allowance for the Expansion Premises.

7.                                       Security Deposit.   On or prior to the Expansion Delivery Date, Subtenant shall submit to Sublandlord an additional security deposit of $33,928.06 for a total security deposit of $59,861.07.

8.                                       Brokerage Commissions.   Sublandlord shall not be required to pay a brokerage commission to any party for representing Subtenant in connection with this First Amendment or the leasing of the Expansion Premises.   Subtenant warrants that it has dealt with no real estate broker or agent in connection with this Sublease Agreement and Subtenant agrees to indemnify and hold Sublandlord harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commission or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Subtenant in connection with the negotiation of this Sublease Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective the day and year first above written.

AGREED AND ACCEPTED:

SUBLANDLORD:	SUBTENANT:

EPICOR SOFTWARE CORPORATION	PIXELWORKS, INC.

By:	By:

Title:	Title:

Date:	Date:

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